Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

kellers@rushenterprises.com

RUSH ENTERPRISES, INC. ADOPTS $100 MILLION STOCK REPURCHASE PROGRAM AND ANNOUNCES

HOLIDAY EMPLOYEE GIFT

SAN ANTONIO, Texas, December 8, 2020 (GLOBE NEWSWIRE) -- Rush Enterprises, Inc. (Nasdaq:RUSHA) (Nasdaq:RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase, from time to time, up to an aggregate of $100 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share. The Company also announced a $500 holiday appreciation gift to employees to be paid on December 15.

“I am pleased to announce the approval of a new $100 million stock repurchase program, said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of the Company. “While the ongoing COVID-19 pandemic has negatively impacted our business and caused many uncertainties in our industry and the global economy, we believe that our financial performance through the third quarter has demonstrated that we are able to generate cash in a difficult economic environment and in all cycles of the truck market, and that our strategy is working,” Rush stated. “As we look forward to 2021, our first priority in allocating capital will continue to be investing in our strategy to grow our market share in both heavy- and medium-duty commercial vehicle sales and aftermarket parts and service sales. We remain confident that we can continue to invest in our growth strategy while also continuing to return capital to shareholders, even in this challenging business environment, as evidenced by our most recent quarterly dividend payment, which, in connection with the recent stock split, increased the dividend to our shareholders by 50% from the prior quarterly dividend,” Rush added.

This new stock repurchase program replaces the Company’s prior $100 million stock repurchase program. As of December 2, 2020, the Company had repurchased $23.5 million worth of shares of its common stock under the prior stock repurchase program, which was scheduled to expire on December 31, 2020, and was terminated effective December 3, 2020.

Repurchases under the new stock repurchase program will be made at times and in amounts as the Company deems appropriate and may be made through open market transactions at prevailing market prices, privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of repurchases under the new stock repurchase program will be determined by management in its discretion and will depend on a number of factors, including market conditions, stock price and other factors. The new stock repurchase program expires on December 31, 2021, and may be suspended or discontinued at any time.

“We are also glad to provide a one-time $500 gift to our approximately 6,300 full-time and part-time employees on December 15, 2020. Our success has always been a result of our dedicated employees, but the Company’s performance in this unprecedented and challenging year would not have been possible without their resiliency and strength,” Rush said. “I am proud of the Company’s role as an essential business, and our ability to support our country’s transportation needs during this pandemic through the inspiring, hard work of our employees. This gift is in celebration and appreciation of our employees and their families during this unique holiday season,” Rush added.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 100 dealership locations in 22 states. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, FUSO, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and collision center operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle upfitting, CNG fuel systems and vehicle telematics products. Additional information about Rush Enterprises’ products and services is available at www.rushenterprises.com. Follow our news on Twitter at @rushtruckcenter and on Facebook at facebook.com/rushtruckcenters.

Certain statements contained herein, including those concerning current and projected market conditions, the effects the COVID-19 pandemic may have on our business and financial results, new commercial vehicle sales forecasts, the impact of strategic initiatives and the Company’s capital allocation strategy, including future investments in strategic initiatives, future issuances of cash dividends and future repurchases of the Company’s common stock, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, the duration and severity of the COVID-19 pandemic and governmental mandates in connection therewith, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission. In addition, the declaration and payment of cash dividends and authorization of future share repurchase programs remains at the sole discretion of the Company’s Board of Directors and the issuance of future dividends and authorization of future share repurchase programs will depend upon the Company’s financial results, cash requirements, future prospects, applicable law and other factors that may be deemed relevant by the Company’s Board of Directors.